Exhibit 10(a)(vi)

H.J. Heinz Company 1994 Stock Option Plan
(as amended and restated effective August 13, 2008)
1. Definitions
The terms defined in this Section 1 shall, for all purposes of this Plan, have the meanings herein specified:
(a) “Board of Directors” shall mean not less than a quorum of the whole Board of Directors of the Company.
(b) “Change in Control” shall mean the events described in Section 8(C)(1) hereof.
(c) “Committee” shall mean the Management Development and Compensation Committee of the Board of Directors described in Section 4 hereof.
(d) “Common Stock” shall mean the Company’s presently authorized Common Stock, par value $.25 per share, except as this definition may be modified as provided in Section 11 hereof.
(e) “Company” shall mean H. J. Heinz Company, a Pennsylvania corporation.
(f) “Employee” or “Employees” shall mean key persons (including directors and officers) employed by the Company, or a Subsidiary thereof, on a full-time basis and who are compensated for such employment by a regular salary.
(g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(h) “Fair Market Value” shall, except as provided in Section 8, mean the closing sale price of the Common Stock on the New York Stock Exchange—Composite Tape on the date a Stock Option is granted or Limited Stock Appreciation Rights are exercised (or for purposes of determining the value of shares of Common Stock used in payment of the Option Price as provided in Section 9(C)(4) the date of exercise) or, if there are no sales on such dates, at the opening price on the following day on which there are sales.
(i) “Incentive Option” shall mean a Stock Option which is an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (“Code”).
(j) “Limited Stock Appreciation Rights” shall mean the right to receive cash with respect to shares of Common Stock subject to a Stock Option in lieu of exercising such Stock Option as described in Section 8 hereof.

(k) “Non-Statutory Option” shall mean a Stock Option which does not qualify as an Incentive Option as defined above.
(l) “Option” shall mean a Stock Option or Limited Stock Appreciation Right granted by the Company pursuant to the Plan.
(m) “Optionee” shall mean a person who accepts an Option granted under the Plan.
(n) “Option Price” shall mean the price to be paid for the shares of Common Stock being purchased pursuant to a Stock Option Agreement.
(o) “Option Period” shall mean the period from the date of grant of an Option to the date after which such Option may no longer be exercised. Nothing in this Plan shall be construed to extend the termination date of the Option Period beyond the date set forth in the Stock Option Agreement. No Option shall be exercisable after the expiration of ten years from the date the Option is granted.
(p) “Plan” shall mean the H. J. Heinz Company 1994 Stock Option Plan.
(q) “Stock Option” shall mean an Incentive Option or a Non-Statutory Option granted by the Company pursuant to the Plan to purchase shares of Common Stock.
(r) “Stock Option Agreement” shall mean the written agreement between the Company and Optionee confirming the Option and setting forth the terms and conditions upon which it may be exercised.
(s) “Subsidiary” shall mean any corporation in which the Company owns, directly or indirectly through Subsidiaries, at least 50% of the total combined voting power of all classes of stock.
(t) “Successor” shall have the meaning set forth in Section 9(D)(4) hereof.
2. Purposes
The purposes of the Plan are to promote the growth and profitability of the Company by enabling it to attract and retain the best available personnel for positions of substantial responsibility, to provide key Employees with an opportunity for investment in the Company’s Common Stock and to give them an additional incentive to increase their efforts on behalf of the Company and its Subsidiaries.
3. Effective Date and Termination
The effective date of the Plan is April 13, 1994. The Plan was approved by the shareholders of the Company on September 13, 1994. No Stock Options or Limited Stock Appreciation Rights may be granted under the Plan after April 12, 2004.

4. Administration
The Plan shall be administered by a Management Development and Compensation Committee of not less than three directors of the Company (“Committee”) appointed by the Board of Directors. No person shall be eligible or continue to serve as a member of such Committee unless such person is a “disinterested person” within the meaning of Rule 16b-3 of the General Rules and Regulations under the Exchange Act, or any law, rule, regulation or other provision that may hereafter replace such rule (“Rule 16b-3”) and an “outside director” within the meaning of Code Section 162(m) (“Section 162(m)”). No person shall be eligible for the grant of an Option under this Plan while serving as a member of such Committee. Members of the Committee shall serve at the pleasure of the Board of Directors. Vacancies occurring in the membership of the Committee shall be filled by appointment by the Board of Directors. No member of the Committee, while serving as such, shall be eligible to receive any Option hereunder, although membership on the Committee shall not affect or impair any such member’s rights under any Option granted to him at a time when he was not a member of the Committee.
The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum thereof and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee.
5. Eligibility
Subject to the provisions of the Plan, the Committee shall determine and designate from time to time those key Employees of the Company or its Subsidiaries to whom Options are to be granted and the number of shares of Common Stock covered by such grants. In determining the eligibility of an Employee to receive an Option, as well as in determining the number of shares covered by such Option, the Committee shall consider the position and responsibilities of the Employee being considered, the nature and value to the Company or a Subsidiary of his services and accomplishments, his present and potential contribution to the success of the Company or its Subsidiaries, and such other factors as the Committee may deem relevant.
No Option may be granted to an individual who, immediately after such grant, “owns” (as defined in Code Sections 422 and 424) stock possessing more than 10% of the total combined voting power or value of all classes of stock of the corporation then employing such individual or of a parent or subsidiary corporation of such employer corporation.
More than one Option may be granted to an individual. The maximum number of shares, however, which may be granted under this Plan to any individual as Options shall not exceed 10% of the maximum number of shares available under the Plan, subject to adjustment in accordance with Section 11 hereof.
The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Options granted after 1986 are exercisable for the first time during any calendar year by an Employee under all plans of the Company and its Subsidiaries shall not exceed the greater of $100,000 or such sum as may from time to time be permitted under Code Section 422.

6. Number of Shares Available
Subject to adjustment as provided in Section 11 hereof, the aggregate number of shares of Common Stock that may be granted as Options is 12,000,000. The Common Stock to be offered under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company and presently or hereafter held as treasury shares. The Board of Directors has reserved for the purposes of the Plan a total of 12,000,000 of the authorized but unissued shares of Common Stock, subject to adjustment in accordance with Section 11 hereof. If any shares as to which an Option granted under the Plan shall remain unexercised at the expiration thereof or shall be terminated unexercised, such shares may be available for further grants under the Plan. To the extent that a Limited Stock Appreciation Right granted in conjunction with a Stock Option is exercised, such Stock Option shall be deemed to have been exercised and the shares of Common Stock which otherwise would have been issued upon the exercise of such Stock Option shall not be subject to the grant of any further Options.
7. Types of Stock Options
The Committee shall have full and complete authority, in its discretion, subject to the provisions of the Plan, to grant Stock Options containing such terms and conditions as shall be requisite, in the judgment of the Committee, to constitute both Incentive Options and Non-Statutory Options. Non-Statutory Options shall be identified as such in the Stock Option Agreement. The Committee may include Limited Stock Appreciation Rights (as provided by Section 8 hereof) in connection with a Stock Option, either at the time of grant or, in the case of a Non-Statutory Option, at a later date.
8. Limited Stock Appreciation Rights and Acceleration of the Exercise Date of Stock Options following Change in Control
(A) Limited Stock Appreciation Rights may be granted in connection with all or part of a Stock Option granted under this Plan, either at the time of grant of such Stock Option or, in the case of a Non-Statutory Option, at any time thereafter during the term of the Stock Option.
(B) Limited Stock Appreciation Rights shall entitle the holder of a Stock Option in connection with which such Limited Stock Appreciation Rights are granted, upon exercise of the Limited Stock Appreciation Rights, to surrender the Stock Option, or any applicable portion thereof, to the extent unexercised, and to receive an amount of cash determined pursuant to subparagraph (3) of paragraph (C) of this Section 8. Such Stock Option, shall, to the extent so surrendered, thereupon cease to be exercisable.
(C) Limited Stock Appreciation Rights shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent with the Plan as shall from time to time be approved by the Committee.

(1) Limited Stock Appreciation Rights shall be exercisable, subject to subparagraph (2) of this paragraph (C), for a period of 60 days beginning on the date of occurrence of any of the events set forth in clauses (a), (b), and (c) of this subparagraph (1) (the occurrence of any such event shall for purposes of this Plan be considered to be a “Change in Control”);
(a) the date the Company acquires knowledge of the filing under the Exchange Act of a statement on Schedule 13D, or any amendment thereto, relating to a transaction or series of transactions in which any person or group deemed a person under Section 13(d)(3) of the Exchange Act shall have become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 20% or more of all votes (without consideration of the rights of any class of stock to elect Directors by a separate class vote) to which all shareholders of the Company would be entitled in the election of Directors were an election held on such date; provided, that any shares held by a person or group who filed or who would have been obligated to file a Schedule 13D or 13G with respect to beneficial ownership of securities of the Company prior to January 1, 1994, any affiliate or associate as of January 1, 1994 of any such person, any beneficiary of any trust or estate included in any such person or group, any member of the family of any such person, any trust or estate (including the trustees or executors thereof) established by or for the benefit of any such person, or any charitable foundation, whether a trust or a corporation (including the trustees and directors thereof) established by or for the benefit of any such person (in each case, an “Existing Shareholder”), and any shares held by any employee stock ownership plan sponsored by the Company, shall be excluded from the shares held by any person or group for purposes of determining whether the foregoing 20% threshold for securities ownership has been reached by such person or group; and provided further that, notwithstanding the foregoing, the securities beneficially owned by any Existing Shareholder shall not be so excluded from the securities beneficially owned by any person or group if (x) such person or group includes any person who is not an Existing Shareholder and (y) such person or group has beneficial ownership of securities of the Company having 20% or more of all votes in the election of directors (without consideration of the rights of any class of stock to elect Directors by a separate class vote);
(b) the date on which there is a failure of individuals who were members of the Board of Directors as of April 13, 1994 to constitute at least a majority of the Board of Directors, unless the election (or the nomination for election by the shareholders) of each new director was approved by a vote of at least two-thirds of the total of such individuals then still in office and such other directors as may previously have been elected or nominated pursuant to such a two-thirds vote; or
(c) the date of approval by the shareholders of the Company of an agreement (a “reorganization agreement”) providing for (i) the merger or consolidation of the Company with another corporation in which the Company is not the surviving corporation, or pursuant to which its common stock is converted, other than a merger where the shareholders of the Company immediately prior to the merger or consolidation beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect Directors by a separate class vote) to which all shareholders of such corporation would be entitled in the election of Directors or where the members of the Board of Directors of the Company immediately prior to the merger or consolidation constitute, immediately after the merger or consolidation, a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation, or (ii) the sale or other disposition or liquidation of all or substantially all of the assets of the Company; provided, however that notwithstanding anything to the contrary in this Plan, no transaction or series of transactions shall constitute a “Change in Control” as to the holder of any Stock Option if such transaction or series of transactions required such holder to be identified in any United States securities law filing as a person or a member of any group acquiring, holding or disposing of beneficial ownership of the Company’s securities and effecting a “Change in Control” as defined herein.
(2) Limited Stock Appreciation Rights shall in no event be exercisable unless and until the holder of the Limited Stock Appreciation Rights shall have completed at least six months of continuous service with the Company or a Subsidiary, or both, immediately following the date upon which the Limited Stock Appreciation Rights shall have been granted and shall be exercisable only at such time or times and to the extent that the related Stock Option is exercisable.
(3) Upon exercise of Limited Stock Appreciation Rights, the holder thereof shall be entitled to receive an amount of cash in respect of each share of Common Stock subject to the related Stock Option equal to the excess of the fair market value of such share over the Option Price of such related Stock Option, and for this purpose fair market value shall mean the highest last sale price of the Common Stock on the New York Stock Exchange during the period beginning on the 90th day prior to the date on which the Limited Stock Appreciation Rights are exercised and ending on such date, except that (a) in the event of the acquisition by any person or group of beneficial ownership of securities of the Company entitling the person or group to 20% or more of all votes to which all shareholders of the Company would be entitled in the election of Directors (without consideration of the rights of any class of stock to elect Directors by a separate class vote), fair market value shall mean the greater of such last sale price or the highest price per share paid for Common Stock shown on the Statement on Schedule 13D, or any amendment thereto, filed by the person or group becoming a 20% beneficial owner and (b) in the event of approval by shareholders of the Company of a reorganization agreement, fair market value shall mean the greater of such last sale price or the fixed or formula price specified in the reorganization agreement if such price is determinable as of the date of exercise of the Limited Stock Appreciation Rights. Any securities or property which are part or all of the consideration paid for Common Stock in a tender offer or exchange offer or under an approved reorganization agreement shall be valued at the higher of (a) the valuation placed on such securities or property by the person making the tender offer or exchange offer or by the corporation other than the Company issuing securities or property in the merger or consolidation or to whom the Company is selling or otherwise disposing of all or substantially all the assets of the Company and (b) the valuation placed on such securities or property by the Committee.

(D) All Options shall become exercisable upon the occurrence of any of the events specified in subparagraph (1) of paragraph (C) of this Section 8 whether or not such Options are then exercisable under the provisions of the applicable agreements relating thereto.
(E) To the extent that Limited Stock Appreciation Rights shall be exercised, the Stock Option in connection with which such Limited Stock Appreciation Rights shall have been granted shall be deemed to have been exercised. To the extent that the Stock Option in connection with which Limited Stock Appreciation Rights shall have been granted shall be exercised, the Limited Stock Appreciation Rights granted in connection with such Option shall be cancelled.
9. Terms of Options
The grant of each Option shall be confirmed by a Stock Option Agreement (in the form prescribed by the Committee) which shall be executed at Pittsburgh, Pennsylvania, by the Company and the Optionee as promptly as practicable after such grant. The Stock Option Agreement shall expressly state or incorporate by reference the provisions of this Plan.
(A) Option Price
Subject to adjustment as provided in Section 11 hereof, the Committee at the time a Stock Option is granted shall determine the Option Price which shall be not less than 100% of the Fair Market Value of the Company’s Common Stock on the date of grant.
(B) Option Periods
The term of each Option granted under this Plan shall be for such period as the Committee shall determine, but not more than ten years from the date of grant thereof, subject to earlier termination as hereinafter provided in paragraph D of this Section 9.
(C) Exercise of Options
Each Option granted under this Plan may be exercised to the extent exercisable, in whole or in part at any time during the Option Period, for such number of shares as shall be prescribed by the provisions of the Stock Option Agreement evidencing such Option, provided that:
(1) An Option may be exercised (a) during the continuance of the Optionee’s employment by the Company or a Subsidiary in accordance with the provisions of paragraph E of this Section 9, or (b) after termination of the Optionee’s employment by the Company or a Subsidiary in accordance with the provisions of paragraph D of this Section 9.
(2) Limited Stock Appreciation Rights may not be exercised prior to six months immediately following the date upon which such Limited Stock Appreciation Rights are granted.
(3) An Option may be exercised by the Optionee or a Successor only by written notice (in the form prescribed by the Committee) to the Company specifying the number of shares to be purchased.

(4) The aggregate Option Price of the shares as to which a Stock Option may be exercised shall be, in the discretion of the Committee and consistent with the provisions of Section 17:
(a) paid in U.S. funds by any one or any combination of the following: cash, (including check, draft or wire transfer made payable to the order of the Company), or delivery of Common Stock certificates endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange evidencing shares of Common Stock, whose value shall be deemed to be the Fair Market Value on the date of exercise of such Common Stock; or
(b) paid on a deferred basis, and upon such terms and conditions, including provision for securing the payment of the same, as the Committee, in its discretion, shall provide; or
(c) deemed to be paid in full provided the notice of the exercise of a Stock Option is accompanied by a copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds sufficient to cover the Option Price; or
(d) paid by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Optionee to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; and further provided that shares of Common Stock will no longer be subject to an Option and such Option will no longer be exercisable thereafter to the extent of (i) the shares used to pay the exercise price pursuant to a “net exercise,” (ii) the shares delivered to the Optionee as a result of such exercise, and (iii) any shares withheld to satisfy tax withholding obligations as a result of such exercise.
Payment of the Option Price with certificates evidencing shares of Common Stock as provided above shall not increase the number of shares available for the grant of Options under the Plan.
As soon as practicable after receipt by the Company of notice of exercise and of payment in full of the Option Price of the shares with respect to which a Stock Option has been exercised, a certificate or certificates representing such shares shall be registered in the name or names of the Optionee or his Successor and shall be delivered to the Optionee or his Successor at Pittsburgh, Pennsylvania. If any part of the Option Price is paid on a deferred basis, the shares for which payment has been deferred shall be registered in the name of the Optionee or his Successor but the certificate or certificates representing such shares shall not be delivered to the Optionee or his Successor until the Option Price for such shares has been paid in full.

(D) Termination of Employment
The effect of termination of an Optionee’s employment with the Company or a Subsidiary shall be as follows:
(1) Involuntary Termination. If the employment of an Optionee is terminated involuntarily without cause, (for the purpose of this Plan “cause” shall mean an act of dishonesty, moral turpitude or an intentional or gross negligent act detrimental to the best interests of the Company or a Subsidiary) by the Company or a Subsidiary, any outstanding Options held by such Optionee may be exercised at any time prior to the expiration date of such Options or within three months after the date of such involuntary termination, whichever is the shorter period; provided, however, that such Options were exercisable on the date of such termination under the provisions of the applicable agreements relating thereto, or the Committee specifically waives the restrictions relating to exercisability, if any, contained in such agreements.
(2) Disability Termination. If the employment of an Optionee is terminated by the Company or a Subsidiary because, in the opinion of the Committee, the Optionee has become physically incapacitated, any outstanding Options held by such Optionee may be exercised at any time prior to the expiration date of such Options; whether or not such Options were exercisable on the date of such termination under the provisions of the applicable agreements relating thereto. For the purposes of this Plan the question whether the termination of employment shall be considered a disability termination caused by physical incapacity shall be determined in each case by the Committee and such determination by the Committee shall be final.
(3) Retirement. If an Optionee’s employment terminates as the result of retirement of the Optionee under any retirement plan of the Company or a Subsidiary, he may exercise any outstanding Option at any time prior to the expiration date of the Option; provided, however, that such Options were exercisable on the date of such termination under the provisions of the applicable agreements relating thereto, or the Committee specifically waives the restrictions relating to exercisability, if any, contained in such agreements.
(4) Death.
(a) If an Optionee shall die, the Optionee’s Options may be exercised by the person or persons entitled to do so under a beneficiary designation in accordance with paragraph E of this Section 9 or, if none, under the Optionee’s will or, if the Optionee shall have failed to designate a beneficiary or make testamentary disposition of such Options or shall have died intestate, by the Optionee’s legal representative or representatives (such person, persons, representative, or representatives are referred to herein as the “Successor” of an Optionee).
(b) If an Optionee shall die while the Optionee is an Employee, the Successor may exercise the Optionee’s Options at any time prior to the expiration date of such Options; whether or not such Options were exercisable on the date of the Optionee’s death under the provisions of the applicable agreements relating thereto.

(c) If the Optionee shall die within three months after the involuntary termination without cause of the Optionee’s employment, the Optionee’s Options may be exercised by the Successor at any time prior to the expiration date of such Options or within one year of the date of the Optionee’s death, whichever is the shorter period, provided, however, that such Options were exercisable on the date of the Optionee’s termination of employment under the provisions of the applicable agreements relating thereto or the Committee specifically waives the restrictions relating to exercisability, if any, contained in such agreements.
(5) Other Termination. If the employment of an Optionee shall terminate for any reason other than as set forth in subparagraphs (1), (2), (3), or (4) above, his rights under any then outstanding Options shall terminate at the time of such termination of employment; provided, however, the Committee may, in its sole discretion, to the extent consistent with the provisions of Section 17, take such action as it considers appropriate to waive such automatic termination and/or the restrictions, if any, contained in the applicable agreements relating thereto.
(6) Extension of Option Exercise Periods. Notwithstanding the Option termination provisions set forth above, at the request of an Optionee or his Successor, but in the Committee’s sole discretion, the Committee may at any time prior to the termination of an Option, extend the period during which the Option may be exercised following the termination of an Optionee’s employment for any period up to the remaining Option Period for the Option.
(E) Non-Transferability
Unless otherwise designated by the Committee to the contrary, each Option granted under the Plan shall by its terms be non-transferable by the Optionee (except by will or the laws of descent and distribution), and each Option shall be exercisable during the Optionee’s lifetime only by the Optionee, his or her guardian or legal representative or by such other means as the Committee may approve from time to time that is not inconsistent with or contrary to the provisions of either Section 16(b) of the Exchange Act or Rule 16b-3, as either may be amended from time to time, or any law, rule, regulation or other provision that may hereafter replace such Rule. An Optionee may also designate a beneficiary to exercise his or her Options after the Optionee’s death. To the extent consistent with the provisions of Section 17, the Committee may amend outstanding Options to provide for transfer, without payment of consideration, to immediate family members of the Optionee or to trusts or partnerships for such family members. Any Limited Stock Appreciation Right issued in conjunction with an Incentive Option is transferable only when such Option is transferable and under the same conditions.
(F) Other Terms
Options granted pursuant to the Plan shall contain such other terms, provisions, and conditions (which need not be identical) not inconsistent herewith as shall be determined by the Committee.

10. Listing and Registration of Shares
If at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of any of the shares subject to Options under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the purchase or issue of shares thereunder, no outstanding Options, the exercise of which would result in the purchase or issuance of shares, may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Board of Directors may require any person exercising an Option to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable law and shall have the authority to cause the Company at its expense to take any action related to the Plan which may be required in connection with such listing, registration, qualification, consent or approval.
11. Adjustments
To the extent consistent with the provisions of Section 17, in the event that a dividend shall be declared upon the Common Stock payable in shares (other than treasury shares) of Common Stock, the number of shares of Common Stock then subject to any Option outstanding under the Plan and the number of shares reserved for the grant of Options pursuant to the Plan but not yet subject to an Option shall be adjusted by adding to each such share the number of shares which would be distributable in respect thereof if such shares had been outstanding on the date fixed for determining the shareholders of the Company entitled to receive such stock dividend. To the extent consistent with the provisions of Section 17, in the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger, or consolidation, then there shall be substituted for each share of Common Stock subject to any such Option and for each share of Common Stock reserved for the grant of Options pursuant to the Plan but not yet subject to an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall have been so changed or for which each such share shall have been exchanged. In the event there shall be any change, other than as specified above in this Section 11, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Board of Directors, in its sole discretion and consistent with the provisions of Section 17, shall determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for the grant of Options pursuant to the Plan but not yet subject to an Option and of the shares then subject to an Option or Options, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan and of each Option outstanding thereunder. In the case of any such substitution or adjustment as provided for in this Section 11, the Option Price for each share of stock or other security which shall have been substituted for each share of Common Stock covered by an outstanding Option shall be adjusted appropriately to reflect such substitution or adjustment. No adjustment or substitution provided for in this Section 11 shall require the Company to sell a fractional share of Common Stock, and the total substitution or adjustment with respect to each outstanding Option shall be limited accordingly.

Upon any adjustment made pursuant to this Section 11 the Company will, upon request, deliver to the Optionee or to his Successors a certificate of its Secretary setting forth the Option Price thereafter in effect and the number and kind of shares or other securities thereafter purchasable on the exercise of such Option.
12. Withholding Taxes
The Company unilaterally or by arrangement with the Optionee shall make appropriate provision for satisfaction of withholding taxes in the case of any grant, award, exercise, or other transaction which gives rise to a withholding requirement. An Optionee or other person receiving shares issued upon exercise of a Non-Statutory Option shall be required to pay the Company or any Subsidiary in cash the amount of any taxes which the Company or Subsidiary is required to withhold.
Notwithstanding the preceding sentence and subject to such rules as the Committee may adopt, Optionees who are subject to Section 16(b) of the Exchange Act, and, if determined by the Committee, other Optionees, may satisfy the obligation, in whole or in part, by election on or before the date that the amount of tax required to be withheld is determined, to have the number of shares received upon exercise of the Non-Statutory Option reduced by a number of shares having a fair market value equal to the amount of the required withholding to be so satisfied or to surrender to the Company previously held shares of Common Stock having an equivalent fair market value.
13. Interpretation, Amendments and Termination
All actions taken by the Board of Directors pursuant to this Section 13 shall be taken only in accordance with the recommendation of the Committee, and shall be consistent with the provisions of Section 17. The Board of Directors may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. In the event of any dispute or disagreement as to the interpretation of this Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Board of Directors shall be final and binding upon all persons. The Board of Directors may amend this Plan as it shall deem advisable, except that the Board of Directors may not, without further approval of the shareholders of the Company, (a) increase the total number of shares of Common Stock which may be granted under the Plan, (b) change the manner of determining the Option Price set forth in Section 9A hereof, (c) permit any Option to be exercised more than ten years after the date it was granted or increase the number of shares that may be received by any one individual pursuant to Section 5 hereof, (d) amend any provision of this Section 13 or (e) withdraw the administration of the Plan from a committee of directors meeting the requirements of Section 4 hereof. The Board of Directors may, in its discretion, terminate this Plan at any time. Termination of the Plan shall not affect the rights of Optionees or their Successors under any Options outstanding and not exercised in full on the date of termination.

Subject to the foregoing and the requirements of Section 162(m), the Board of Directors may without further action on the part of the shareholders of the Company or the consent of participants, amend the Plan, (a) to permit or facilitate qualification of Options thereafter granted under the Plan as Incentive Options, and (b) to preserve the employer deduction under Section 162 (m).
14. Foreign Jurisdictions
The Committee may, from time to time, adopt, amend, and terminate under the Plan, such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of laws of any foreign jurisdiction, to key employees of the Company who are subject to such laws and who receive grants under the Plan. Notwithstanding the foregoing, any action taken pursuant to this Section 14 must be consistent with the provisions of Section 17.
15. Compliance with Rule 16b-3 and Section 162(m)
With respect to employees subject to Section 16(b) of the Exchange Act or Section 162(m), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 and avoid loss of the deduction referred to in paragraph (1) of Section 162(m). Anything in the Plan or elsewhere to the contrary notwithstanding, to the extent any provision of the Plan or action by the Committee fails to so comply or avoid the loss of such deduction, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee concerned with matters relating to employees subject to Section 16(b) of the Exchange Act and Section 162(m) respectively.
16. Notices
All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal office, Post Office Box 57, Pittsburgh, Pennsylvania 15230, addressed to the attention of the Secretary; and if to the Optionee, shall be delivered personally or mailed to the Optionee at the address appearing in the payroll records of the Company or a Subsidiary. Such addresses may be changed at any time by written notice to the other party.
17. Code Section 409A
It is intended that the Options granted pursuant to this Plan shall not constitute “deferrals of compensation” within the meaning of Code Section 409A and, as a result, shall not be subject to the requirements of Section 409A. The Plan is to be interpreted in a manner consistent with this intention.
Notwithstanding any other provision in this Plan, a new Option may not be issued if such Option would be subject to Code Section 409A, and an existing Option may not be modified in a manner that would cause such Option to become subject to Code Section 409A.